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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF ISLE OF CAPRI CASINOS, INC.


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                                                        STATE OF
                                                    INCORPORATION OR              OTHER NAME(S) UNDER
                   NAME                               ORGANIZATION              WHICH IT DOES BUSINESS
                   ----                             ----------------            ----------------------
Riverboat Corporation of Mississippi                Mississippi              Isle of Capri Casino - Biloxi
Riverboat Corporation of Mississippi - Vicksburg    Mississippi              Isle of Capri Casino - Vicksburg
Riverboat Services, Inc.                            Iowa                     None
CSNO, Inc.                                          Iowa                     None
Louisiana Riverboat Gaming Partnership              Louisiana                Isle of Capri Casino - Bossier City
St. Charles Gaming Company, Inc.                    Louisiana                Isle of Capri Casino - Lake Charles
PPI, Inc.                                           Florida                  Pompano Park Harness Track
LRGP Holdings, Inc.                                 Louisiana                None
ASMI Management, Inc.                               Florida                  None
Isle of Capri Casino Colorado, Inc.                 Colorado                 None
Capri Air, Inc.                                     Mississippi              None
Grand Palais Riverboat, Inc.                        Louisiana                None
Isle of Capri Entertainment - Elkton, Inc.          Maryland                 None
Pompano Park Gaming School, Inc.                    Florida                  None
LRG Hotels, L.L.C.                                  Louisiana                None
Isle of Capri Hotels on Lake Charles, L.L.C.        Louisiana                None
Isle of Capri Hotels - Bossier City, L.L.C.         Louisiana                None
Casino America of Colorado, Inc.                    Colorado                 None
Isle of Capri Black Hawk, L.L.C.                    Colorado                 None
Isle of Capri Black Hawk Capital Corporation        Colorado                 None
Casino Parking, Inc.                                Mississippi              None
Isle of Capri Corporation                           Mississippi              None
ICH, L.L.C.                                         Louisiana                None
Casino America, Inc.                                Delaware                 None
Isle of Capri - Iowa                                Iowa                     None
Capri Cruises                                       Florida                  None
Isle of Capri Casino - Tunica, Inc.                 Mississippi              None
IOC-Coahoma, Inc.                                   Mississippi              None
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